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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our reports dated
November 16, 1998 (except Note 12 as to which the date is       ) in the
Registration Statement on Form S-1 and the related Prospectus of ONYX Software Corporation and Subsidiaries to be filed with the Securities and Exchange Commission on December 8, 1998.


Seattle, Washington
December   , 1998

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  The foregoing consent is in the form that will be signed upon the completion of the recapitalization described in Note 12 to the consolidated financial statements.

                                                  ERNST & YOUNG LLP

Seattle, Washington
December 8, 1998